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                                                                 EXHIBIT 99.5


                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT ("Agreement") is made and entered into this 30th day of July, 1997, by and between Steven L. Vick, a resident of the State of Kansas ("Employee"), Sterling House Corporation, a Kansas corporation (the "Company"), and Alternative Living Services, Inc., a Delaware corporation (the "Tango").

                              W I T N E S S E T H:

                  WHEREAS, concurrent with the execution hereof, Tango, Tango Merger Corporation, a Kansas corporation and a wholly owned subsidiary of Tango ("Merger Sub"), and the Company, have entered into that certain Agreement and Plan of Merger, dated July 30, 1997 (the "Merger Agreement"), whereby Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, and the Company shall become a wholly owned subsidiary of Tango (the "Merger");

                  WHEREAS, the Employee has been an employee, officer, director, and shareholder of the Company;

                  WHEREAS, after the Merger, the Company, as a wholly owned subsidiary of Tango, will continue to carry on the business previously carried on by the Company;

                  WHEREAS, the Company and Tango each desire to employ Employee as a senior executive officer of the Company effective at the Effective Time (as defined in the Merger Agreement);

                  WHEREAS, the Company and Tango, on the one hand, and Employee, on the other hand, each desire to enter into this Agreement, pursuant to which Employee will be employed by the Company and Tango on the terms and conditions hereinafter set forth, and to make certain other agreements;

                  NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1.  Employment.

         Subject to the terms and conditions hereof, the Company and Tango hereby employ Employee, and Employee hereby accepts such employment. Employee agrees that he will faithfully perform his duties hereunder and will devote his full business time to the business and affairs of the Company and Tango.





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SECTION 2.  Titles; Location; Duties.

         2.1 Titles. Employee shall serve as the President of the Company, and as such, Employee will report directly to the Board of Directors of the Company from and after the Relocation Date (as hereinafter defined). Employee shall also serve as the Chief Operating Officer of Tango, and as such, Employee will report directly to the Chief Executive Officer and President of Tango. Employee's duties are set forth in Section 2.3. At no time shall Employee be requested to perform duties which are not commensurate with his status as the President of the Company or, after the Relocation Date, as Chief Operating Officer of Tango. Tango hereby agrees that, during the term hereof, Tango will nominate Employee for election as a director of Tango and Employee hereby consents to serve, without additional compensation, when elected, as a director of Tango.

         2.2 Location. Employee's location of employment shall be at the Company's principal executive offices in Wichita, Kansas; provided, however, that Employee agrees to relocate his residence to Wisconsin and that the location of his employment shall be at Tango's principal executive offices in Brookfield, Wisconsin not later than the first anniversary of the Closing Date (as defined in the Merger Agreement (the date on which Employee actually so relocates being herein referred to as the "Relocation Date"); provided, further, that Tango may not transfer Employee to any other location after the Relocation Date without Employee's prior written consent unless the transfer results from the relocation of Tango's principal executive offices and the actual relocation thereto of other executive officers of Tango holding positions and responsibilities comparable to those of Employee.

         2.3 Duties. Employee, as President of the Company, shall have the duties customarily associated with that of a president, including, but not limited to, overall management responsibility for the Company, as well as responsibility for the coordination and integration of the business and operations of the Company with the business and operations of Tango after the Closing Date. Commencing on the Relocation Date, Employee, as Chief Operating Officer of Tango, also shall have the duties customarily associated with that of a chief operating officer, including, but not limited to, general management responsibility for the day-to-day business and operations of Tango and its subsidiaries.

SECTION 3.  Term; Payments Upon Termination.

         3.1 Term. The employment of Employee hereunder shall commence on the Closing Date (as such term is defined in the Merger Agreement) and shall continue until the earlier of (a) the third anniversary of the Closing Date (the "Original Term") or (b) the occurrence of any of the following events:




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              (i) the death or disability of Employee (disability meaning a physical illness or incapacity that prevents Employee totally and permanently from performing all of the substantial and material duties of his then current position of employment with the Company; provided, however, that a disability shall be considered to exist only if Employee is prevented for a period of three (3) consecutive months following the date such condition commenced and at the end of such three (3) month period he remained so prevented, or if, prior to the expiration of such three (3) month period, Employee's attending physician provides the Company and Tango with a written prognosis that the illness, injury or other incapacity that results in Employee's current disabled condition may be reasonably expected to prevent Employee from performing all of the substantial and material duties of his then current position of employment with the Company for a period of at least six (6) consecutive months;

             (ii) the mutual written agreement of the parties hereto terminate Employee's employment hereunder;

            (iii) the Company's and Tango's termination of Employee's employment hereunder for "cause." For the purposes of this Agreement, "cause" for termination of Employee's employment shall exist only (x) if Employee is convicted of, or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (y) if Employee has engaged in conduct or activities materially damaging to the Company or Tango, monetarily or otherwise (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company or Tango by Employee shall be a ground for such a determination by the Company and Tango) or (z) if Employee has willfully and continuously failed to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Employee that specifically identifies the manner in which the Company and Tango believe that Employee has not substantially performed those duties, and Employee has failed to resume substantial performance of such duties on a continuous basis within fourteen (14) days after receiving such demand. Termination for cause shall be made only upon the vote of not less than a majority of the Board of Directors of Tango then in office, after reasonable notice to Employee and an opportunity for Employee, together with counsel, to be heard before a duly called meeting of such Board; or

             (iv) the Employee's termination of his employment with the Company and Tango for "good reason" upon reasonable




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         notice to the Company and Tango. For purposes of this Agreement, "good reason" shall exist if (x) the Company materially fails to comply with any of the provisions of this Agreement, other than isolated, insubstantial or inadvertent failures not occurring in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by Employee, (y) the Company shall diminish Employee's title, duties, base salary or benefits, except, in the case of base salary or benefits, if such diminution is part of an overall diminution of base salary and benefits for all senior executive officers, or (z) any breach by the Company of its agreements set forth in Section 5.17 of the Merger Agreement.

             The Original Term hereof, and any renewal term, shall be automatically renewed for an additional one (1) year period unless either Employee or the Company and Tango gives notice to the other party that it does not wish to renew this Agreement at least ninety (90) days prior to the expiration of such Original Term or renewal term, as the case may be.

         3.2 Payments Upon Termination.

         (a) If during the Original Term hereof, or any renewal term, Employee's employment is terminated (i) by the Company and Tango without "cause" or, (ii) by Employee for any "good reason," then the Company and Tango shall pay to Employee the Employee's Base Salary at the rate in effect at the time notice of termination is given, together with any applicable bonuses (without pro-ration as provided in Section 4.2) and rights and benefits the Employee may have under employee benefits plans and programs of the Company and Tango in existence as of the date of such termination, all for the period (the "Extended Period") equal to the greater of (x) the balance of the Original Term or renewal term, as applicable, or (y) the twelve (12) month period following the date of such termination.

         (b) If during the Original Term, or any renewal term, Employee's employment is terminated as a result of the death or disability of Employee (disability having the meaning set forth in Section 3.1(i) of this Agreement), the Company and Tango shall continue to pay Employee (or his estate) his Base Salary at the rate in effect on the date of death or the date disability is conclusively determined, as applicable, together with any applicable bonuses (without pro-ration as provided in Section 4.2) and rights and benefits the Employee may have under employee benefits plans and programs of the Company and Tango in existence as of the date of such termination, all for the twelve (12) month period following the date of death or the date disability is conclusively determined, as applicable.





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         (c) If during the Original Term, or any renewal term, Employee's employment is terminated (i) by the Company and Tango for "cause" or (ii) Employee for any reason other than "good reason," then the Company and Tango shall pay Employee the Base Salary (as hereinafter defined) through the effective date of termination at the rate in effect at the time notice of termination is given, and the Company and Tango shall have no further obligations to Employee under this Agreement subject to the rights and benefits the Employee may have under employee benefits plans and programs of the Company and Tango in existence as of the effective date of such termination, if any, which shall be determined in accordance therewith.

         3.3 Payments Upon Change of Control. During the Original Term hereof, or any renewal term, if there is a Change of Control (as hereinafter defined) and any one of (i) the Employee's location of employment as set forth herein changes, (ii) the Company takes any action which would entitle Employee to terminate his employment for "good reason" pursuant to clauses (x), or (z) of the definition thereof, or (iii) the Company and Tango shall diminish Employee's title, duties, base salary or benefits (each of the events described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a "Triggering Event"), then Employee may at his election, at any time within one year after any such Triggering Event, terminate this Agreement (a "Voluntary Termination"), and Employee shall be entitled to the following compensation, in addition to the other compensation and bonuses provided for herein:

                  (a) in lieu of any further salary payments to Employee for periods subsequent to the date of Voluntary Termination, the Company and Tango shall pay as severance payment to Employee, no later than the fifth day following the date of Voluntary Termination, a lump-sum severance payment to Employee equal to 300% of Employee's annual base salary rate in effect as of the date of Voluntary Termination or, if greater, such rate as may be in effect immediately prior to the Change of Control. In addition, Employee shall be paid an amount equal to 300% of his bonus for the calendar year immediately preceding the year in which such Voluntary Termination shall occur or, if greater, his bonus for the full calendar year preceding the year in which such Change of Control occurs; and

                  (b) the Company and Tango shall provide Employee with all employee benefits and programs of the Company which the Employee was entitled to receive or participate in immediately prior to the effective date of the Voluntary Termination for the thirty six (36) month period following the date of such Voluntary Termination.



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         For the purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

                  (i) any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as Amended (the "Exchange Act"), whether or not such Sections are applicable) is or becomes, whether by means of any issuance or direct or indirect transfer of securities, merger, consolidation, liquidation, dissolution or otherwise, the "beneficial owner" (as that term is used under Rules 13d-3 and 13d-5 under the Exchange Act, whether or not such rules are applicable, except that a "person" or "group" shall be deemed to have "beneficial ownership" of all shares that he or it has the right to acquire, whether such right is exercisable immediately or only after the passage of time or otherwise), directly or indirectly through one or more intermediaries, of 35% or more of the total voting power represented by all of the voting stock of Tango; or

                  (ii) directly or indirectly, a transfer, sale, lease or other disposition of all or substantially all of the assets of Tango and its subsidiaries taken as a whole to any "person" or "group" (as such terms are used un Sections 13(d) and 14(d) of the Exchange Act, whether or not such sections are applicable), excluding any disposition to or among Tango and/or one or more of its subsidiaries; or

                  (iii) any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Exchange Act, whether or not such sections are applicable) otherwise obtains the right or power (through any arrangement, contract, proxy or other means) to elect or designate a majority of the members of the Board of Directors of Tango then in office, without regard to whether such right or power is exercised or invoked and without taking into account the necessity of a special or annual stockholders meeting or the taking of other procedural actions to exercise or invoke such right or power.

         Section 3.4. If pursuant to Section 3.2 or 3.3, Employee is entitled to receive benefits under employee benefit plans subsequent to his termination of employment and such benefits or programs cannot be made available following termination of Employee in circumstances in which Employee is entitled thereto hereunder, the Company and Tango shall pay Employee an amount in cash sufficient to enable Employee to purchase such benefits or programs on his own behalf. Employee shall retain all grants and awards issued to him under Tango's stock incentive plans during any period subsequent to termination of Employee's employment and during which Employee is entitled to receive salary or benefits pursuant to Section 3.2 or Section 3.3.




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SECTION 4.  Compensation.

         4.1 Base Salary. For the first twelve (12) months of the term of his employment hereunder, Employee shall be paid a salary at the annual rate of Two Hundred Twenty Five Thousand Dollars ($225,000), payable in equal installments in accordance with the payroll payment practices from time to time adopted by the Company, subject to required payroll withholding provisions. Thereafter, the salary to be paid to the Employee shall be determined in the discretion of the Board of Directors; provided, however, that in no event after the first twelve (12) months of the term of his employment hereunder shall Employee's annual rate of salary be less than Two Hundred Sixty Five Thousand Dollars ($265,000). (The annual salary to be paid to Employee under this Agreement is hereinafter referred to as the "Base Salary".)

         4.2 Incentive Bonuses. As additional compensation hereunder, the Company and Tango may, in the discretion of the Board of Directors of Tango, pay Employee an annual bonus (the "Annual Bonus") for each fiscal year during the term of Employee's employment hereunder. Subject to Section 3.2 hereof, if Employee's employment hereunder is terminated pursuant to the terms of this Agreement prior to the end of a calendar year, his Annual Bonus with respect to that year shall be prorated for such portion of that year as he was employed by the Company and Tango. The Employee shall be eligible to receive an Annual Bonus of up to 35% of the Base Salary payable if Tango's earnings before interest, taxes and depreciation are within 10% of such earnings targeted in the applicable annual business plan as approved by the Board of Directors of Tango. Any such discretionary or pro rated bonus shall be due and payable upon the submission and verification of Tango's annual financial statements for the applicable bonus period.

         4.3 Stock Options. The Board of Directors of Tango shall grant to Employee options to purchase shares of common stock of Tango pursuant to the terms of the 1995 Incentive Compensation Plan of Tango, which options shall (i) be granted at such times as the Board of Directors of Tango shall grant options to other senior executive officers of Tango, (ii) be equivalent in amount and exercise price to options granted to other senior executive officers of Tango, and (iii) shall vest and become exercisable at the same rates and times as options granted to other senior executive officers of Tango.

         4.4.     Insurance.

                  (a) Life and Other Insurance. The Company and Tango shall provide to Employee such term life and group travel, accident, accidental death and dismemberment insurance and long and short term disability insurance, or their equivalents, as is provided from time to time for other senior executives of the




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Company and Tango. The Company and Tango shall be entitled, at their sole option and expense, to arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, key man insurance on Employee in an amount determined by the Board of Directors of Tango, such policy or policies to name Tango or its designee as the beneficiary. Employee shall reasonably cooperate with the Company and Tango in procuring such key man insurance as the Company and Tango shall elect to purchase. In addition, the Company and Tango shall maintain Employee's split dollar and deferred compensation life insurance policies maintained by the Company immediately prior to the consummation of the Merger.

                  (b) Medical Insurance. During the term of Employee's employment hereunder, the Company and Tango shall, at their expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, as is provided from time to time for other senior executives of the Company and Tango.

         4.5 Vacation. Employee shall be entitled to four (4) weeks' paid vacation during each year of his employment hereunder.

         4.6 Retirement Benefits. During the term of his employment hereunder, Employee shall have the same rights as other senior executive officers of the Company and Tango to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by the Company and Tango; provided, however, that for so long as any Company employee benefit plans are maintained in effect in accordance with Section 5.6 of the Merger Agreement, Employee shall have the option to continue to participate in such plans.

         4.7 Out-of-Pocket Expenses. The Company and Tango shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

         4.8 Automobile Expense Allowance. During the term of Employee's employment hereunder, the Company and Tango shall pay to Employee an automobile allowance of $600 per month.

         4.9 Moving and Relocation Expenses. In addition to the salary and benefits set forth in this Section 4, the Company and Tango shall provide to Employee the following benefits in connection with his moving and relocating to
Wisconsin:

                  (i) Employee agrees to use reasonable efforts to sell his residence located at 1345 St. Andrews, Wichita, Kansas (the "Residence") prior to the date he relocates to




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         Wisconsin, which relocation shall occur no later than the first anniversary of the date hereof. The Company and Tango agree to reimburse Employee for his reasonable out-of-pocket expenses incurred in connection with his efforts to sell the Residence, including, but not limited to, real estate broker's commissions. If Employee is unable to sell the Residence prior to the date he relocates to Wisconsin then the Company or Tango shall purchase the Residence for a purchase price determined as follows: each of Employee and the Company or Tango shall obtain an appraisal of the value of the Residence from licensed real estate appraisers selected by each of them; if such appraisals do not vary by more than $10,000, the purchase price to be paid shall be the average of the two appraisals; if such appraisals vary by more than $10,000, then the two appraisers shall jointly appoint a third appraiser, whose appraisal shall be final and binding on the Company, Tango and Employee. The Company and Tango shall bear the cost of the appraisals and all other costs and expenses related to such purchase and sale of the Residence from Employee.

             (ii) until such time as Employee shall have completely relocated to Wisconsin, the Company and Tango shall (A) provide Employee a two
         (2) bedroom furnished apartment (at a monthly rental rate not to exceed $1,500), and (B) reimburse Employee for all reasonable costs and expenses in commuting from Wichita, Kansas to Brookfield, Wisconsin.

            (iii) the Company and Tango shall pay on behalf of Employee or reimburse Employee, at Employee's option, for the actual costs paid to third parties relating to Employee's relocation from Kansas to Wisconsin, including, but not limited to, (a) reasonable moving company expenses and insurance, and (b) reasonable travel expenses for Employee and his spouse from Kansas to Wisconsin in order to enable Employee and his spouse to locate a suitable residence in Wisconsin.

SECTION 5.  Restrictive Covenants.

         (a) Employee acknowledges that the covenants herein are necessary to protect the goodwill and other value of the Company and Tango and in view of the unique and essential nature of the services Employee is to perform hereunder, the irreparable injury that would befall the Company and Tango should Employee breach such covenants.

         (b) Employee further acknowledges that his services hereunder are of a special, unique and extraordinary character and that his positions with the Company and Tango place him in a position of confidence and trust with the customers and employees



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of the Company and Tango and allow him access to Confidential Information (as hereinafter defined).

         (c) Employee further acknowledges that the type and periods of restrictions imposed by the covenants in this Section 5 are fair and reasonable and that such restrictions will not prevent Employee from earning a livelihood.

         (d) Employee further acknowledges that (i) the Company and Tango are engaged in the business of developing, owning, acquiring and operating assisted living facilities and specialty care facilities for the treatment of individuals suffering from Alzheimer's disease; (ii) the Company and Tango conduct their business activity in and throughout the Area (as hereinafter defined); and (iii) Competing Businesses (as hereinafter defined) are engaged in businesses like and similar to the business of the Company and Tango.

         (e) Having acknowledged the foregoing, Employee covenants and agrees with the Company and Tango that he will not, directly or indirectly:

              (i) while he is in the Company's and Tango's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), disclose or use for his own benefit, or the benefit of any other person, except as may be necessary in the performance of his duties hereunder, any Confidential Information disclosed to Employee or of which Employee became aware by reason of his employment with or ownership in the Company and Tango;

             (ii) while he is in the Company's and Tango's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), solicit or divert or appropriate to any Competing Business, directly or indirectly, on his own behalf or in the service of or on behalf of any Competing Business, or to solicit or divert or tempt appropriate to any such Competing Business, within the Area, any person or entity who was a customer of the Company or Tango at any time during the last twelve (12) months of Employee's employment hereunder and with whom Employee had contact during the term of his employment;

            (iii) while he is in the Company's and Tango's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), employ or attempt to employ or assist anyone else in employing in any Competing Business in the Area any managerial or key employee of the Company or Tango (whether or not such employment is full




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         time or is pursuant to a written contract with the Company); and

             (iv) while he is in the Company's and Tango's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily) except for termination by the Company and Tango without cause, engage in or render any services to or be employed by any Competing Business in the Area in the capacity of officer, managerial or executive employee, director, consultant or shareholder (other than as the owner of less than five (5%) percent of the shares of a publicly-owned corporation whose shares are traded on a national securities exchange or in the NASDAQ National Market System).

         (f) Employee agrees that upon the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily) he will not take with him or retain without written authorization, and he will promptly deliver to the Company or Tango, originals and all copies of all papers, files or other documents containing any Confidential Information and all other property belonging to the Company and Tango and in his possession or under his control. Notwithstanding the immediately preceding sentence, Employee shall be permitted to retain his personal memorabilia belonging to him, notes taken by him as a member of the Board of Directors of the Company or Tango, or any committee thereof, and any other such materials which Employee deems to be of value to him in the event the same may be needed by Employee in connection with the defense of any lawsuit, action or proceeding brought against him for any reason whatsoever.

         (g) For purposes of this Section 5, the term (a) "Area" means a one hundred (100) mile radius of (i) the city hall of Milwaukee, Wisconsin and Madison, Wisconsin, or (ii) any assisted care facility owned, managed or operated by the Company or Tango at the time Employee's employment hereunder is terminated; (b) "Competing Business" means the business of developing, owning, acquiring or operating living facilities or specialty assisted care facilities for the treatment of individuals suffering from Alzheimer's disease; and (c) "Confidential Information" means any and all data and information relating to the business of the Company or Tango (whether or not constituting a trade secret) that is, has been or will be disclosed to Employee or of which Employee became or becomes aware as a consequence of or through his relationship with the Company or Tango and that has value to the Company or Tango and is not generally known by its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or Tango (except where such public disclosure has been made without authorization by the Company or Tango), or that has been




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independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Confidential Information includes, but is not limited to, information relating to the Company's or Tango's financial affairs, processes, services, customers, employees or employees' compensation, research, development, purchasing, accounting or marketing.

         (h) Employee acknowledges that irreparable loss and injury would result to the Company and Tango upon the breach of any of the covenants contained in this Section 5 and that damages arising out of such breach would be difficult to ascertain. Employee hereby agrees that, in addition to all other remedies provided at law or at equity, the Company or Tango may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by Employee of any covenant contained in this Section 5. The parties hereto agree that all references to Tango in this
Section 5 shall include, unless the context otherwise requires, all subsidiaries and affiliates of Tango.

SECTION 6.  Miscellaneous.

         6.1 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and Tango and their respective successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated.

         6.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Wisconsin, without giving effect to principles of conflicts of laws.

         6.3 Invalid Provisions. The parties hereto agree that the agreements, provisions and covenants contained in this Agreement (including, without limitation, the agreements, provisions and covenants contained in Section 5 hereof) are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenant constitutes an enforceable obligation between the Company and Tango, on the one hand, and Employee on the other hand. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.




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         6.4 Headings. The section and paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.5 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

                  (a) If to Employee prior to the Relocation Date, addressed to:

                          Steven L. Vick
                          1345 St. Andrews
                          Wichita, Kansas 67230

                  (b)     If to the Company and Tango, addressed to:

                          Sterling House Corporation
                          453 S. Webb Road
                          Suite 500
                          Wichita, Kansas 67207
                          Attn:  Chairman

                          Alternative Living Services, Inc.
                          450 N. Sunnyslope Road
                          Suite 300
                          Brookfield, Wisconsin 53005
                          Attn:  Chief Executive Officer

                          with a copy to:

                          Rogers & Hardin LLP
                          2700 Cain Tower, Peachtree Center
                          229 Peachtree Street, N.E.
                          Atlanta, Georgia 30303
                          Attn: Alan C. Leet, Esq.

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

         6.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         6.7 Waiver. The waiver by either party hereto of a breach of any provision, agreement or covenant of this Agreement by the other party hereto shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by such other party hereto.

         6.8 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made. This Agreement may be modified only by written instrument signed by each of the parties hereto.

         6.9 Effectiveness. This Agreement shall become effective at the Effective Time of the Merger; provided, however, that this Agreement shall become null and void upon any termination of the Merger Agreement.

                  IN WITNESS WHEREOF, the Employee has duly executed, and the Company has caused this Agreement to be duly executed by its duly authorized officers, and the parties have caused this Agreement to be delivered, all as of the day and year first written above.



                                  ALTERNATIVE LIVING SERVICES, INC.



                                  By:  /s/ William F. Lasky
                                       ------------------------------------
                                  Its: President
                                       ------------------------------------


                                  STERLING HOUSE CORPORATION



                                  By:  /s/ Timothy J. Buchanan
                                       ------------------------------------
                                  Its: Chief Executive Officer
                                       ------------------------------------




                                  EMPLOYEE:


                                  /s/ Steven L. Vick
                                  -----------------------------------------
                                  Steven L. Vick